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                                                                   EXHIBIT 10.15


                              AK STEEL CORPORATION
                              --------------------


                           LONG-TERM PERFORMANCE PLAN
                           --------------------------


                            (As Amended And Restated
                      Effective As Of November 21, 1996)
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                               Table Of Contents

1.   Administration Of The Plan............................................  1
2.   Participation.........................................................  1
3.   Bonus Opportunity Target..............................................  1
4.   Performance Periods...................................................  1
5.   Payment Date..........................................................  2
6.   Peer Group............................................................  2
7.   Award Calculation.....................................................  2
     a.   Performance Periods Ending Before Calendar Year 2000.............  2
     b.   Performance Periods Ending After Calendar Year 1999..............  2
8.   Special Award Calculation.............................................  3
9.   Form Of Payment.......................................................  3
     a.   Performance Periods Ending Before Calendar Year 2000.............  3
     b.   Performance Periods Ending After Calendar Year 1999..............  3
     c.   Restricted Stock.................................................  4
10.  Events Of Forfeiture..................................................  4
     a.   No Net Income....................................................  4
     b.   Death, Disability, Retirement Or Involuntary Termination
          Other Than For Cause.............................................  4
     c.   Termination For Cause............................................  4
     d.   Voluntary Termination............................................  5
     e.   Removal From The Plan............................................  5
11.  Source Of Benefits....................................................  5
12.  Liability Of Officers And Members.....................................  5
13.  Unsecured General Creditor............................................  5
14.  Claims Procedure......................................................  6
15.  Legal Fees And Expenses...............................................  6
16.  Amendment Or Termination Of Plan......................................  6
17.  Miscellaneous.........................................................  6
     a.   Assignability....................................................  6
     b.   Obligations To The Company.......................................  7
     c.   No Promise Of Continued Employment...............................  7
     d.   Captions.........................................................  7
     e.   Validity.........................................................  7
     f.   Applicable Law...................................................  8

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                              AK STEEL CORPORATION
                           LONG-TERM PERFORMANCE PLAN

AK Steel Corporation (the "Company") has established this AK Steel Corporation Long-Term Performance Plan (the "Plan") to reward elected officers and selected management employees for enhanced profitability versus a peer group of competitors.

The Plan is a payroll practice. The Plan is not intended to be an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and the Plan shall be interpreted, administered and enforced to the extent possible in a manner consistent with that intent. Any obligations of the Plan shall be the joint and several obligation of AK Steel Holding Corporation, the Company and each of their respective subsidiaries and affiliates.

1.    ADMINISTRATION OF THE PLAN

This Plan shall be administered by the Compensation Committee of the Board (the "Administrator") and, with respect to Plan Members who are not elected officers, by the Chairman of the Board and/or his designees (the "Executive Management Committee" or the "EMC"). Human Resources shall maintain records of authorized participants for each of the Performance Periods established under this Plan.

2.    PARTICIPATION

Elected officers and management employees selected by the Administrator or the EMC shall be eligible for participation in this Plan, subject to the approval from time to time of the Administrator. Upon selection, a Plan Member shall be eligible to participate in such Performance Periods as the Administrator or the EMC shall determine.

3.    BONUS OPPORTUNITY TARGET

A Plan Member's Bonus Opportunity Target defines the maximum percentage of a Plan Member's annual salary that can be achieved with respect to any Performance Period for which the Plan Member is selected for participation. The Bonus Opportunity Target shall be applied to the Plan Member's annualized rate of salary on the last day of the final year of the Performance Period for which the calculation of a Performance Award is made. Awards will be prorated based on Plan participation date.

Each Plan Member will be assigned a Bonus Opportunity Target at the time the Plan Member is selected for participation in this Plan. A Plan Member's Bonus Opportunity Target may be changed from time to time at the discretion of the Administrator or, in the case of Plan Members who are not elected officers, by the EMC.

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4.    PERFORMANCE PERIODS

With the exception of a special two-year Performance Period beginning January 1, 1995, and ending December 31, 1996, each of the Plan's Performance Periods shall generally be a period of three calendar years, with the first such three-year period commencing on January 1, 1995, and ending on December 31, 1997.

5.    PAYMENT DATE

The Performance Award Payment Date will be not more than 120 days following the last day of the final year of the Performance Period.

6.    PEER GROUP

The initial Peer Group will consist of Bethlehem, Inland, LTV, National Steel, Nucor and U.S. Steel. The Peer Group may be modified from time to time at the discretion of the Administrator.

7.    AWARD CALCULATION

The Performance Award to be paid for each Performance Period will be a percentage of a Plan Member's Bonus Opportunity Target based upon the Company's operating profit per ton shipped (excluding special and unusual items) as compared to operating profit per ton shipped (excluding special and unusual items) of the Peer Group of competitors. The calculation of an Award shall be prepared under the direction of and shall be approved by the Company's Chief Financial Officer.

     a.    PERFORMANCE PERIODS ENDING BEFORE CALENDAR YEAR 2000

     The percentage of a Plan Member's Bonus Opportunity Target to be awarded for the Performance Periods ending in calendar years 1996, 1997, 1998 and 1999, if any, will be based upon the following chart:

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 Operating Profit Per              Percentage Of Bonus Opportunity Target
 --------------------              --------------------------------------
    Ton Shipped                   Based Upon Relative Performance Ranking
    -----------                   ---------------------------------------
   Ranking Versus            Full Three Year Period             Final Year
     Peer Group                Performance Award            Performance Award

         1                            75%                          75%
         2                            50%                          50%
         3                            25%                          25%
         4                            15%                          15%
       5 - 7                           0%                           0%

     b.    PERFORMANCE PERIODS ENDING AFTER CALENDAR YEAR 1999

     The percentage of a Plan Member's Bonus Opportunity Target to be awarded for the Performance Periods ending after calendar year 1999, if any, will be based upon the following chart:

 Operating Profit Per              Percentage Of Bonus Opportunity Target
 --------------------              --------------------------------------
    Ton Shipped                   Based Upon Relative Performance Ranking
    -----------                   ---------------------------------------
   Ranking Versus            Full Three Year Period             Final Year
     Peer Group                Performance Award            Performance Award

         1                           100%                         100%
         2                            50%                          50%
         3                            25%                          25%
         4                            15%                          15%
       5 - 7                           0%                           0%

8.   SPECIAL AWARD CALCULATION

For each of the Performance Periods ending before calendar year 2000, a special award will be paid that will be equal in amount to the difference between the Award calculated in accordance with paragraph 7a above and the amount calculated in accordance with paragraph 7b above determined as if the paragraph 7b formula applied for Performance Periods ending before calendar year 2000.

9.   FORM OF PAYMENT

All benefits will be paid in a single lump-sum payment. The Company will withhold such payroll or other taxes as it may determine to be necessary or appropriate.

     a.    PERFORMANCE PERIODS ENDING BEFORE CALENDAR YEAR 2000

     For Performance Periods ending before calendar year 2000, all benefits determined in accordance with paragraph 7a will be paid on the Performance Award Payment Date one hundred (100%) percent in cash. Any Special Award payable for Performance Periods ending before calendar year 2000 and calculated

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     in accordance with paragraph 8 above may be paid on the Performance Award
     Payment Date in whole shares of Restricted Stock up to a value equal to 50% of the total Performance Award determined in accordance with paragraph 7b, with any balance to be paid in cash.

     b.    PERFORMANCE PERIODS ENDING AFTER CALENDAR YEAR 1999

     For Performance Periods ending after calendar year 1999, all benefits determined in accordance with paragraph 7b will be paid on the Performance Award Payment Date with up to fifty (50%) percent of the Performance Award to be paid in whole shares of Restricted Stock with any balance to be paid in cash.


     c.    RESTRICTED STOCK

     Restricted stock shall be valued at the average of the high and the low price of shares traded on the date the Board approves issuance of Restricted Stock. Only whole shares shall be issued. Any fractional shares that may be required to be paid shall be paid in cash.

     Unless otherwise provided by the Board, the restrictions on shares granted under this Plan will lapse as to 20% of those shares on each of the first, second, third, fourth, and fifth anniversary of the date on which the Restricted Stock award was granted. Except as modified herein, grants of Restricted Stock shall be issued from the 1994 Stock Incentive Plan (as amended and restated effective May 15, 1996, and November 21, 1996).

10.  EVENTS OF FORFEITURE

     a.    NO NET INCOME

     If the Company has no net income for book purposes for the last calendar year of any Performance Period, no Award will be paid with respect to the Performance Period ending in that calendar year. The Award for that period, if any is due, will either be forfeited or the payment of the Award will be deferred in the sole discretion of the Administrator.

     b. DEATH, DISABILITY, RETIREMENT OR INVOLUNTARY TERMINATION FOR OTHER THAN CAUSE

     In the calendar year in which a Plan Member dies, retires, becomes totally and permanently disabled or is involuntarily terminated for reasons other than cause (an "Involuntary Termination"), the Plan Member shall only be entitled to an amount equal to twice the amount of any payment due on the Performance Award Payment Date that falls within that calendar year. The second payment shall be

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     paid on the next to occur of the payment date falling within that calendar year or within 60 days following such Plan Member's death or other termination of employment. Any payment made under this paragraph 10b shall be paid in cash and in full satisfaction of all claims the Plan Member has under this Plan.

     c.    TERMINATION FOR CAUSE

     If a Plan Member is terminated for cause, as cause may be defined by the Administrator, or its designee, no Award will be paid.

     d.    VOLUNTARY TERMINATION

     Except in the case of a Plan Member's Involuntary Termination as defined in paragraph 10b above or termination for Cause as defined in paragraph 10c above, a Plan Member who leaves the Company's employ prior to any Performance Award Payment Date forfeits all rights hereunder to any payment that is or may be due on or after any such Performance Award Payment Date.

     e.    REMOVAL FROM THE PLAN

     If a Plan Member is removed from further participation in this Plan, such removal shall be by written notice to the Plan Member and shall be effective as of the last day of the calendar year in which the notice is given. In such a case, the Plan Member shall be eligible to receive the Award that is payable for the Performance Period ending on the last day of the calendar year in which the notice is given, but shall not be eligible for any other Awards payable with respect to any Performance Periods that may have commenced during the Plan Member's period of participation under this Plan.

11.  SOURCE OF BENEFITS

The Company shall pay benefits due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Nothing contained in this Plan shall give or be deemed to give any Plan Member or any other person any interest in any property of any such Trust or in any property of the Company, nor shall any Plan Member or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Administrator in its discretion.

12.    LIABILITY OF OFFICERS AND PLAN MEMBERS

No past, present or future employee, officer, director or agent of AK Steel Holding Corporation or of the Company shall be personally liable to any Plan Member or other person to pay any benefit payable under any provision of this Plan or for any action taken by any such person in the administration or interpretation of this Plan.

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13.    UNSECURED GENERAL CREDITOR

Any and all rights created under this Plan shall be unfunded and unsecured contractual rights of the Plan Members against the Company. The Company's obligation under this Plan shall be a mere promise by the Company to make the benefit payments described herein. Plan Members shall have no legal or equitable right, interest or other claim in any property or assets of the Company by reason of the establishment of this Plan.

14.    CLAIMS PROCEDURE

It is intended that the Administrator shall have full discretion to interpret the Plan's terms, to resolve claims which may arise under the Plan and to amend or terminate the Plan as it may deem to be necessary or appropriate. Any Plan Member or other person questioning the rights of any person under the Plan shall submit such question in writing to the Administrator, or its designate, for resolution. No person shall have any claim or cause of action for any benefit under this Plan until the Administrator, or its designate, has responded to such written claim, which response shall not be unreasonably delayed. It is intended by the Board, and each Plan Member agrees as a condition of membership, that any judicial review of any decision hereunder shall be limited to a determination of whether the Administrator, or its designate, acted arbitrarily or capriciously, and that any decision of the Administrator its designate shall be enforced unless the action taken is found by a court of competent jurisdiction to have been arbitrary or capricious.

15.    LEGAL FEES AND EXPENSES

It is the intent of the Company that no Plan Member shall be required to incur any expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to a Plan Member hereunder. If the Company fails to fulfill any of its obligations under this Plan, then the Company irrevocably authorizes such Plan Member to retain counsel of his or her choice, at the expense of the Company, to represent such Plan Member in connection with the prosecution or the defense of any litigation or other legal action, whether by or against the Trustee, the Company or any Plan Member, officer, stockholder or other person affiliated with the Company in any jurisdiction; and further the Company indemnifies and holds harmless the Plan Member from any and all attorneys' and related fees and expenses incurred by or on behalf of any such Plan Member in the prosecution or the defense of any such matter.

16.    AMENDMENT OR TERMINATION OF PLAN

The Board expressly reserves for itself and for its Administrator the right and the power to terminate the Plan at any time. In such a case, unless the Administrator otherwise expressly provides at the time the action is taken, no Awards shall be paid to any Plan Member on or after the date of such action.

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17.  MISCELLANEOUS

     a.    ASSIGNABILITY

     No Plan Member shall have any right to anticipate, alienate, assign, sell, transfer, pledge, encumber, attach, mortgage or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Plan Member's, or any other person's, bankruptcy or insolvency.

     b.    OBLIGATIONS TO THE COMPANY

     If a Plan Member becomes entitled to a distribution of benefits under this Plan, and if at such time the Plan Member has any outstanding debt, obligation or other liability representing an amount owed to the Company, then the Company may offset such amounts against the amount of benefits otherwise distributable. Such determination shall be made by the Administrator or the Board.

     c.    NO PROMISE OF CONTINUED EMPLOYMENT

     Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company. Subject to the provisions of paragraph 10 hereof, the Company retains the right to change or terminate any condition of employment of any Plan Member without regard to any affect any such change has or may have on such persons rights hereunder.

     d.    CAPTIONS

     The captions to the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

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     e.    VALIDITY

     In the event any provision of this Plan is found by a court of competent jurisdiction to be invalid, void or unenforceable, such provision shall be stricken and the remaining provisions shall continue in full force and effect.

     f.    APPLICABLE LAW

     This Plan is subject to interpretation under federal law and, to the extent applicable, the law of the State of Ohio.


                                    AK Steel Corporation
                                    AK Steel Holding Corporation



                                    By: /s/ John G. Hritz
                                       -------------------------------
                                       John G. Hritz, Vice President,
                                       General Counsel and Secretary

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